UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

As previously disclosed, on March 6, 2025, Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blazing Star Parent, LLC, a Delaware limited liability company (“Parent”), Blazing Star Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the other affiliates of Parent named therein, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company with the Company surviving such merger as a wholly owned subsidiary of Parent, (the “Merger” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”).

In connection with the Transactions, each share of the Company’s common stock $0.01 par value per share (the “Company Common Stock”) will be exchanged for $11.45 in cash without interest thereon and one divested asset proceed right issued by Parent or one of its affiliates subject to and in accordance with the Divested Asset Proceed Rights Agreement. As a result, the investment option under the Walgreens Retirement Savings Plan and the Walgreens Puerto Rico Retirement Savings Plan (collectively, the “Plan”) that holds shares of Company Common Stock (the “WBA Stock Fund”) will be removed as an investment option under the Plan and a participant’s assets held in the WBA Stock Fund will be reinvested in the applicable target date fund Plan investment option that corresponds with the participant’s age.

In connection with the removal of the WBA Stock Fund as a Plan investment option, the administrator of the Plan provided a notice of an anticipated blackout period under the Plan on July 15, 2025.

The blackout period is expected to begin at 4:00 p.m. Eastern time on the last business day prior to the date that the Company Common Stock ceases to be publicly traded prior to the closing of the Merger (the “blackout period”). However, the actual closing date of the Merger is not known at this time and is subject to certain conditions set forth in the Merger Agreement. Accordingly, the Company is currently unable to determine the exact date the blackout period will begin. The blackout period is expected to end on the third or fourth business day following the date the blackout period begins.

During the blackout period, participants in the Plan who are invested in the WBA Stock Fund in their Plan accounts will be unable to (i) direct or diversify the assets held in the WBA Stock Fund, (ii) make exchanges or transfers involving assets in the WBA Stock Fund, (iii) request a loan, (iv) take a withdrawal or (v) take a distribution.

The notification described under Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 relating to the blackout period was provided to the Company on July 15, 2025.

On July 15, 2025, the Company sent a notice to its directors and executive officers informing them of the Plan blackout period and the restrictions that will apply to them during the blackout period. During the blackout period, subject to certain limited exemptions, the Company’s directors and executive officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Company Common Stock (including derivatives thereof) acquired in connection with their service or employment as a director or executive officer of the Company. This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR under the Securities Exchange Act of 1934.

A copy of the notice to directors and executive officers is attached hereto as Exhibit 99.1 and incorporated herein by reference. During the blackout period and for a period of two years after the ending date of the blackout period, stockholders and other interested parties may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting the Company’s Corporate Secretary by telephone at (847) 315-3700 or by mail at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, IL 60015, Attention: Corporate Secretary.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Blackout Period Notice to Directors and Executive Officers, dated July 15, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2025	WALGREENS BOOTS ALLIANCE, INC.

	By:	/s/ Lanesha Minnix
	Name:	Lanesha Minnix
	Title:	Executive Vice President, Global Chief Legal Officer and Corporate Secretary

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